
                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        Tender of Shares of Common Stock

           (Including the Associated Preferred Stock Purchase Rights)

                                       OF

                                WYLE ELECTRONICS

                   (Not to be Used for Signature Guarantees)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates
("Share Certificates") evidencing shares of common stock, without par value (the
"Common Stock"), of Wyle Electronics, a California corporation (the "Company"), and the associated preferred stock purchase rights (together with the Common
Stock, the "Shares"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder
Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date
(as defined in "Section 1. Terms of the Offer; Proration in Certain
Circumstances; Expiration Date" of the Offer to Purchase) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See
"Section 3. Procedures for Accepting the Offer and Tendering Shares" of the
Offer to Purchase.

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
             By Mail:                             By Hand:                   By Overnight Courier:
     ChaseMellon Shareholder              ChaseMellon Shareholder           ChaseMellon Shareholder
         Services, L.L.C.                     Services, L.L.C.                  Services, L.L.C.
           PO Box 3301                    120 Broadway, 13th Floor           85 Challenger Road --
South Hackensack, New Jersey 07606         New York, New York 10271            Mail Drop -- Reorg
 Attn: Reorganization Department              New Jersey 07660                  Ridgefield Park,
                                      Attn: Reorganization Department           New Jersey 07660
                                                                     Attn: Reorganization Department
                                            By Facsimile:
                                            (201) 329-8936
                                        Confirm by Telephone:
                                            (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to EBV Electronics Inc., a Delaware corporation and an indirect wholly owned subsidiary of Raab Karcher AG, a corporation organized under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 9, 1997 (the "Offer to Purchase"), and the related Letter of
Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the
Offer to Purchase.

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
Number of Shares:
-------------------------------                   ---------------------------------------------

                                                  ---------------------------------------------
                                                            SIGNATURE(S) OF HOLDER(S)

Certificate Nos. (If Available):

                                                  Dated:
---------------------------------------------     --------------------------------------, 199

                                                  Name(s) of Holders:

                                                  ---------------------------------------------

                                                  ---------------------------------------------
                                                  PLEASE TYPE OR PRINT
Check one box if Shares will be
      delivered by book-entry transfer:
                                                  ---------------------------------------------
                                                  ADDRESS
[ ] The Depository Trust Company
                                                  ---------------------------------------------
                                                  ZIP CODE
[ ] Midwest Securities Trust Company
                                                  ---------------------------------------------
                                                  AREA CODE AND TELEPHONE NO.
[ ] Philadelphia Depository Trust Company

Account No.
  ---------------------------------------
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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of the Medallion Signature
Guarantee Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, either Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust
Company, the Midwest Securities Trust Company or the Philadelphia Depository
Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees or a Book-Entry Confirmation (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.

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
--------------------------------------------     --------------------------------------------
                NAME OF FIRM                                 AUTHORIZED SIGNATURE

--------------------------------------------     --------------------------------------------
                  ADDRESS                                           TITLE

--------------------------------------------     Name:
                                                 --------------------------------------------
                  ZIP CODE                                   PLEASE TYPE OR PRINT

--------------------------------------------     Dated:
                                                 --------------------------------------, 199
        AREA CODE AND TELEPHONE NO.

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.